Exhibit 10.2
ASSET PURCHASE AGREEMENT
by and among
HOUSERIE, INC.
KISHORE KUMAR
NITIN SHINGATE
VIKRAM RAGHAVAN
and
OVERSTOCK.COM, INC.
dated as of
January 22, 2018

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this “Agreement”), dated as of January 22, 2018, is entered into by and among HOUSERIE, INC., a Delaware corporation (“Seller”), Kishore Kumar, Nitin Shingate and Vikram Raghavan (the “Majority Stockholders”), and OVERSTOCK.COM, INC., a Delaware corporation (“Buyer”).
RECITALS
WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase from Seller, the rights of Seller to the Purchased Assets (as defined herein), subject to the terms and conditions set forth herein;
WHEREAS, Buyer has assumed but not conceded that Seller is subject to Section 2115 of the California Corporations Code, and that Seller and the transactions contemplated by this Agreement may therefore be subject to portions of the California Corporations Code;
WHEREAS, Buyer has informed Seller and the Majority Stockholders that Vikram Raghavan, who is one of the Majority Stockholders, is also an executive officer of Buyer, and Buyer has assumed but not conceded that the transactions contemplated by this Agreement are subject to Section 2001(d) of the California Corporations Code, and that Seller therefore requires the approval of the principal terms of the sale of its assets contemplated hereby by the holders of at least 90% of the voting power of the outstanding capital stock of Seller;
WHEREAS, Buyer has informed Seller that Buyer intends to concurrently purchase all or substantially all of the assets of Rental Roost, Inc. other than tangible assets;
WHEREAS, in order to induce Buyer to enter into this Agreement, the Majority Stockholders desire to enter into this Agreement and to make the representations and enter into the indemnity and other agreements set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

PURCHASE AND SALE
Section 1.01.    Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing (as defined below) Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in the assets set forth on Exhibit A attached hereto (the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance; provided, however, that the Purchased Assets shall not include any cash or tangible assets of any nature, even if listed on Exhibit A.

Section 1.02.    No Assumed Obligations. Buyer shall not assume any liability or obligation of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.
Section 1.03.    Purchase Price. The aggregate purchase price for the Purchased Assets shall be $100,000 (the “Purchase Price”). At or in connection with the Closing, subject to any amounts to be withheld as described in this Agreement, Buyer shall pay the Purchase Price to Seller at the Closing by check or by wire transfer of immediately available funds in accordance with wire transfer instructions provided by Seller prior to the Closing.
Section 1.04.    Allocation of Purchase Price. At the Closing Seller and Buyer shall agree upon the allocation of the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting). Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.
Section 1.05.    Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer may be required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as part of the Purchase Price and deducted from the amount of cash payable to Seller hereunder.
ARTICLE II.
CLOSING
Section 2.01.    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. Mountain Time on January 31, 2018 at the offices of the Buyer located at 799 W. Coliseum Way, Midvale Utah, or at such other time or place or in such other manner as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date”.
Section 2.02.    Closing Deliverables.
(a)    At the Closing, Seller shall deliver to Buyer the following:
(i)    such instruments and agreements assigning or conveying the Purchased Assets to Buyer as Buyer may request and any consents of any third parties relating thereto as Buyer may request;
(ii)    tax clearance certificates from the taxing authorities in the jurisdictions that impose taxes on Seller or where Seller has a duty to file tax returns in connection with the transactions contemplated by this Agreement and evidence of the payment in full or other satisfaction of any taxes owed by Seller in those jurisdictions;

(iii)    a certificate of the Secretary of Seller certifying as to (a) the due adoption of resolutions of the board of directors and the stockholders of Seller, authorizing the sale of assets contemplated hereby, the execution, delivery, and performance of this Agreement and of the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) and such other matters as may be requested by Buyer; and
(iv)    such other instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be requested by Buyer.
(b)    At the Closing, Buyer shall deliver to Seller the following:
(i)    the Purchase Price; and
(ii)    such other instruments or agreements as may be necessary to effect the transactions contemplated by this Agreement.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SELLER AND THE MAJORITY STOCKHOLDERS
Seller and each of the Majority Stockholders hereby jointly and severally represent and warrant to Buyer that the statements contained in this Article III are true and correct as of the Closing Date. For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.
Section 3.01.    Organization and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, board, and stockholder action on the part of Seller, including without limitation all requisite corporate, board, and shareholder action on the part of Seller required by the California Corporations Code and any other applicable Laws of the State of California. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02.    No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the articles of incorporation, bylaws, or other governing documents of Seller; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, other requirement, or rule of law of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller, the business operated by Seller (the “Business”), or the Purchased Assets; (c) require the consent, notice, declaration, or filing with or other action by any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (“Person”) or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract to which Seller is a party or by which Seller or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (e) result in the creation or imposition of any charge, claim, pledge, equitable interest, lien, security interest, restriction of any kind, or other encumbrance (“Encumbrance”) on any of the Purchased Assets.
Section 3.03.    No Unpaid Liabilities. Seller has no liabilities or obligations of any nature, fixed or contingent (“Liabilities”) with respect to the Business or any of the Purchased Assets, except Liabilities that, if due, will be paid in full by Seller before Seller distributes any of the Purchase Price to any of its stockholders.
Section 3.04.    Title to Purchased Assets. Seller has and at the Closing is conveying to Buyer good and valid title to all of the Purchased Assets, free and clear of any Encumbrances.
Section 3.05.    Legal Proceedings; Governmental Orders.
(a)    There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by Seller: (a) relating to or affecting or potentially affecting the Business or any of the Purchased Assets; or (b) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement; and no event has occurred and no circumstances exist that may give rise to, or serve as a basis for, any Action.
(b)    There are no outstanding Governmental Orders against, relating to, or affecting the Business or the Purchased Assets.
Section 3.06.    Compliance with Laws. Seller is in compliance with all Laws applicable to the ownership and use of the Purchased Assets.

Section 3.07.    Taxes. All Taxes due and owing by Seller have been, or will be, timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller. All Tax Returns required to be filed by Seller for any tax periods prior to Closing have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete, and correct in all respects. The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property (real or personal), customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.
Section 3.08.    Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.
Section 3.09.    Full Disclosure. No representation or warranty by Seller or the Majority Stockholders in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.
Section 3.14    Number of Stockholders of Seller. Seller has fewer than 100 stockholders.
Section 3.15    Approval by Board of Directors of Seller. The Board of Directors of Seller has duly approved this Agreement and the principal terms of the sale of the assets of Seller to Buyer pursuant to this Agreement and the other Transaction Documents.
Section 3.15    Approval by Stockholders of Seller. The holders of at least 90% of the voting power of the outstanding capital stock of Seller have duly approved the principal terms of the sale of the assets of Seller to Buyer pursuant to this Agreement and the other Transaction Documents. The approval by the stockholders of Seller of the principal terms of the sale of the assets of Seller to Buyer was duly given by written consent in accordance the bylaws of Seller, and in accordance with all applicable legal requirements, including the provisions of the Delaware General Corporation Law, the California General Corporation Law and all provisions of Seller’s Certificate of Incorporation and bylaws.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01.    Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.
Section 4.02.    No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the articles of incorporation, bylaws, or other organizational documents of Buyer; or (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer.
ARTICLE V.
COVENANTS
Section 5.01.    Public Announcements. Buyer shall determine whether, when and how to make any disclosure regarding the transactions contemplated by this Agreement. Seller shall not make any public disclosure regarding the transactions contemplated by this Agreement without the prior written consent of Buyer.
Section 5.02.    Seller’s Application of Purchase Price. Seller and the Majority Stockholders have represented to Buyer that Seller has no Liabilities with respect to the Business or any of the Purchased Assets, except those that Seller will pay as described in this Agreement. Seller hereby agrees that it will promptly utilize as much of the Purchase Price as may be necessary to pay or otherwise discharge any Liabilities of Seller that are due on or before the date hereof. Seller further agrees that it will not distribute any portion of the Purchase Price to its stockholders without having first paid or otherwise discharged all such Liabilities. Each of the Majority Stockholders hereby agrees to cause Seller to comply with its agreements in this Section 5.02, and each of the Majority Stockholders hereby further agrees not to accept any portion of the Purchase Price until Seller has first paid or otherwise discharged all such Liabilities.
Section 5.03.    Bulk Sales Laws. The parties hereby waive compliance with the provisions of Division 6 of the California Uniform Commercial Code relating to bulk sales and the provisions of any other bulk sales, bulk transfer, or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer. Any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer, or similar Laws of any jurisdiction shall be paid by Seller.

Section 5.04.    Transfer Taxes. All sales, use, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents, if any, shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).
Section 5.05.    Further Assurances. Following the Closing, Seller and each of the Majority Stockholders shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VI.
INDEMNIFICATION
Section 6.01.    Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing.
Section 6.02.    Indemnification by Seller and the Majority Stockholders. Subject to the other terms and conditions of this ARTICLE VI, Seller and the Majority Stockholders shall jointly and severally indemnify and defend Buyer against, and shall hold Buyer harmless from and against, any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (collectively, “Losses”), incurred or sustained by, or imposed upon, the Buyer based upon, arising out of, or with respect to:
(a)    any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);
(b)    any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement, any other Transaction Document, or any schedule, certificate, or exhibit related thereto; or
(c)    any Third Party Claim based upon, resulting from, or arising out of the business, operations, properties, assets, or obligations of Seller or any of its Affiliates conducted, existing, or arising on or prior to the Closing Date. For purposes of this Agreement, “Third Party Claim” means notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing.

Section 6.03.    Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall indemnify and defend Seller against, and shall hold Seller harmless from and against any and all Losses incurred or sustained by, or imposed upon, the Seller based upon, arising out of, or with respect to:
(a)    any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any schedule, certificate, or exhibit related thereto as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or
(b)    any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement or any schedule, certificate, or exhibit related thereto.
Section 6.04.    Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).
Section 6.05.    Cumulative Remedies. The rights and remedies provided in this ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.
ARTICLE VII.
MISCELLANEOUS
Section 7.01.    Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02.    Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	Houserie, Inc. 3015 Hopyard Rd Suite P Pleasanton, CA 94588 Attention: Nitin Shingate Email: nitin.shingate@rentalroost.com
If to the Majority Stockholders:	Majority Stockholders c/o Nitin Shingate 3015 Hopyard Rd Suite P Pleasanton, CA 94588 Email: nitin.shingate@rentalroost.com
If to Buyer:	OVERSTOCK.COM, INC. 799 W. Coliseum Way Midvale, UT 84047 Attention: Stanton Huntington Email: stantonhuntington@overstock.com
with a copy to:	OVERSTOCK.COM, INC. 799 W. Coliseum Way Midvale, UT 84047 Attention: E. Glen Nickle Email: gnickle@overstock.com

Section 7.03.    Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 7.04.    Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 7.05.    Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the statements in the body of this Agreement will control.
Section 7.06.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
Section 7.07.    Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.
Section 7.08.    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah without giving effect to any choice or conflict of law provision or rule, except to the extent that the Laws of the State of Delaware or California are mandatorily applicable. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the city of Salt Lake City, Utah and county of Salt Lake, Utah and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.
Section 7.09.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER: HOUSERIE, INC. By: /s/ N.B. Shingate NAME: Nitin Shingate TITLE: CEO
MAJORITY STOCKHOLDERS: /s/ Kishore Kumar KISHORE KUMAR /s/ Nitin Shingate NITIN SHINGATE /s/ Vikram Raghavan VIKRAM RAGHAVAN
BUYER: OVERSTOCK.COM, INC. By: /s/ Saum Noursalehi NAME: Saum Noursalehi TITLE: President

EXHIBIT A
PURCHASED ASSETS

Houserie, Inc.
Asset List

		Amount/quantity	Description/Notes
CURRENT ASSETS
FIXED ASSETS
	Customer Database		42399 Landlords

	Software		Tenant Screening Algorithms
Houserie Website Software

	Web Site -domain		Houserie.com